UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

19500 SW 90th Court, Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2007, the Board of Directors of microHelix, Inc. ("microHelix") appointed William C. McCormick and John L. Crary as directors of microHelix, each to serve until the annual meeting of shareholders that is held in 2007 or until his successor is elected and qualified. microHelix has not determined if Mr. McCormick or Mr. Crary will serve on any committees of the Board of Directors.

As members of the Board of Directors, Messrs. McCormick and Crary will receive compensation according to microHelix's current compensation structure for its outside directors. Outside directors are eligible to be paid a $2,000 annual retainer, $350 for each board meeting attended and $200 for each committee meeting attended. In addition, the Chairman of the Board, the Compensation Committee Chair and the Audit Committee Chair each are eligible to be paid an additional $1,000 annual retainer. Outside directors are reimbursed for their out-of-pocket expenses incurred on behalf of microHelix. Mr. McCormick received a grant of 10,000 shares of microHelix common stock in connection with his appointment to the Board of Directors.

Mr. McCormick is Chairman of the Board of Directors of Microfield, Inc., a company focused on energy related systems and products. He was Chairman and Chief Executive Officer of Precision Castparts Corp., a publicly traded aerospace company, from August 1994 to August 2002 and a member of the Board beginning in 1985. Prior to Precision Castparts, Mr. McCormick spent 32 years at General Electric in various businesses, including GE Aircraft Engines, Carboloy Systems, Distribution Equipment, and Industrial Electronics. Mr. McCormick is Chairman and interim CEO of Merix Corporation, a publicly traded manufacturer of high performance interconnect products. He serves on the boards of several other for profit and nonprofit companies. Mr. McCormick also serves on the Advisory Board of Aequitas Capital Management, Inc., a private equity firm ("Aequitas"). Aequitas serves as the exclusive financial adviser of microHelix and is the manager of MH Financial Associates, LLC, which owns certain subordinated debt of microHelix and all of microHelix's issued and outstanding Series C Preferred Stock. Mr. McCormick earned a B.S. Degree in mathematics from the University of Cincinnati.

Mr. Crary has been the managing member of Crary Enterprises, LLC, a private investment company, since 1999. Since 1988, Mr. Crary has been an independent corporate financial advisor and private investor in various biotechnology, software and other early stage business ventures. Mr. Crary is also a director of Scheid Vineyards, Inc. and is Chairman of the Board of Trustees of the OCM Gold Fund, a mutual fund investing in gold securities. Mr. Crary holds a B.A. in Social Ecology from the University of California at Irvine and an M.B.A. from the Columbia University Graduate School of Business. Mr. Crary was previously a director of microHelix from June 2001 through November 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.
(Registrant)

Date: January 8, 2007	/s/ Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer